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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 29, 2005


                       NEW YORK REGIONAL RAIL CORPORATION
             (Exact name of Registrant as specified in its charter)


           Delaware                           000-28583                   13-3081571
-------------------------------       ------------------------       -------------------
(State or other jurisdiction of       (Commission File Number)          (IRS Employer
incorporation or organization)                                       Identification No.)


            5266 Seneca Street, West Seneca, New York      14224
            -----------------------------------------   ------------
            (Address of principal executive offices)     (Zip Code)


       Registrant's telephone number, including area code: (716) 675-6015

                                  -------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

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ITEM 5.02.  DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         On June 29, 2005, the Board of Directors of New York Regional Rail Corporation (the "Company") received a letter from Mr. Joel Marcus whereby he resigned from his position as a Director of the Company. Mr. Marcus's letter of resignation is attached hereto as Exhibit 17.1.

         As previously reported in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the "SEC") on May 27, 2005, the Board of Directors terminated Mr. Marcus as Chief Financial Officer of the Company on May 26, 2005.

         On June 8, 2005, the Company filed a preliminary information statement on Form 14C (the "Information Statement") with the SEC in connection with the execution on or about June 8, 2005 of a written consent by the holder of a majority of the votes of the outstanding capital stock of the Company, authorizing and approving the removal of Mr. Marcus as a Director of the Company, to be effective 20 days after the date on which the definitive information statement was to be first mailed to stockholders. The Company has not filed a definitive information statement in connection with this matter or sent the information statement to stockholders, and given Mr. Marcus's resignation, will not file or mail such definitive information statement.

         Mr. Marcus has made allegations about the filing of the Company's Annual Report on Form 10-KSB (the "Annual Report"). The Company disputes all allegations made by and on behalf of Mr. Marcus with respect to the filing of the Annual Report. The Company believes that Mr. Marcus resigned as a Director of the Company in response to the Company's filing of the Information Statement with the SEC (i.e., so that he could resign before being removed from his position as Director).

         The Company has provided Mr. Marcus and his attorney with a copy of the disclosures set forth herein whereby it provided Mr. Marcus with the opportunity to furnish the Company as promptly as possible with a letter addressed to the Company stating whether or not he agrees with the Company's statements herein and, if not, stating the respects in which he does not agree. A copy of the letter provided by Mr. Marcus in response to this disclosure, if any, will be filed with an amendment to this Current Report on Form 8-K after receipt by the Company.

ITEM 8.01.  OTHER EVENTS.

         The Company has identified what it believes to be several material weaknesses in its internal controls over financial reporting at its subsidiary, JS Transportation, Inc. The material weaknesses have been identified by the Company's new management team and include inadequate accounting and internal control functions, as well as the failure by such subsidiary to maintain proper records or adequate control over its property, accounts and funds. The full scope of the accounting and internal control inadequacies at JS Transportation, Inc. is presently being investigated by the Company. Once the Company has completed its investigation and identified the scope of any problems which may exist, the Company intends to implement such remedial measures to remedy such material weaknesses in its internal controls over financial reporting and ensure that its disclosure controls and procedures are effective and/or take such other actions that may be necessary or desirable. Following the institution of remedial measures,

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the Company intends to use reasonable efforts to file all documents required under the Securities Exchange Act of 1934, as amended, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, and take such appropriate actions as are necessary or desirable to permit the trading of its securities on the OTC Bulletin Board. Outside counsel has been engaged to assist the Company in connection with its investigation. The Company also intends to take such other actions and may institute such appropriate legal proceedings against responsible parties as are necessary or desirable to protect the Company and its stockholders.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.  The following exhibit is filed as a part of this Form 8-K:

   Exhibit No.                               Description
-------------------   ---------------------------------------------------------

       17.1           Resignation letter of Joel Marcus, dated June 28, 2005

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                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 6, 2005                  NEW YORK REGIONAL RAIL CORPORATION


                                      By:        /s/ Donald B. Hutton
                                         ---------------------------------------
                                      Name:  Donald B. Hutton
                                      Title: Chief Executive Officer